Exhibit 99.1

MaxPoint Interactive Announces Third Quarter 2015 Earnings Results
Revenue increases 33% and Revenue ex-TAC increases 42% from Third Quarter 2014
RALEIGH, N.C. – November 12, 2015—MaxPoint (NYSE: MXPT), the company that helps manufacturers and retailers generate in-store sales with its innovative Digital Zip® technology, today announced its financial results for the quarter ended September 30, 2015.
Financial Highlights:

•	Revenue of $36.0 million increased 33% in the third quarter of 2015, compared to $27.1 million for the third quarter of 2014.

•	Revenue ex-TAC[1] of $23.0 million increased 42% in the third quarter of 2015, compared to $16.3 million for the third quarter of 2014.

•	Net loss of $4.8 million in the third quarter of 2015 compared to $4.1 million for the third quarter of 2014.

•	Adjusted EBITDA[1] of $(1.9) million in the third quarter of 2015 compared to $(2.0) million for the third quarter of 2014.

•	Net loss per basic and diluted share of $0.19 in the third quarter of 2015 compared to $1.04 for the third quarter of 2014.

•	Non-GAAP net loss per basic and diluted share[1] of $0.14 in the third quarter of 2015 compared to $0.18 for the third quarter of 2014.
“This quarter our revenue, revenue ex-TAC and enterprise customer count each increased greater than 30% as compared to the same quarter of 2014. We stay dedicated to our mission to deliver better informed marketing for our customers by combining our proprietary technology and information to their internal data sources,” said Joe Epperson, MaxPoint’s co-founder and CEO.

Third Quarter Operating Highlights:

•	Our total number of enterprise customers[1] increased to 670 in the third quarter, up 55% from 431 for the third quarter of 2014.

•	During the quarter, non-display advertising, which includes mobile, video and social, accounted for 34% of revenue, up from 19% of revenue in the third quarter of 2014.

Business Outlook
The following forward-looking statements reflect MaxPoint’s expectations as of November 12, 2015.
Fourth Quarter 2015 Guidance:

•	Revenue ex-TAC[1] for the fourth quarter ending December 31, 2015 is expected to be between $20.0 million and $24.0 million.

•	Adjusted EBITDA[1] for the fourth quarter ending December 31, 2015 is expected to be between $(5.0) million and $(3.0) million.
Fiscal Year 2015 Guidance:

•	Revenue ex-TAC[1] for the fiscal year ending December 31, 2015 is expected to be between $81.1 million and $85.1 million.

•	Adjusted EBITDA[1] for the fiscal year ending December 31, 2015 is expected to be between $(13.9) million and $(11.9) million.
1 Represents a Non-GAAP financial measure or operating performance metric. Please see the discussion below under the heading “Non-GAAP Financial Measures and Operating Performance Metrics” and the reconciliations that follow within this release.
Conference Call
The Company will host a conference call today, Thursday, November 12, 2015 at 5:00PM ET to discuss these results.
The conference call can be accessed at (877) 201-0168, conference ID #58741481.  The call will also be webcast simultaneously at http://ir.maxpoint.com.

Forward-Looking Statements
This press release contains forward-looking statements, including the quotations from management and the statements in "Business Outlook," that are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such statements including, but not limited to: our limited operating history, particularly as a newly public company, which makes it difficult to evaluate our current business and future prospects; our ability to achieve or sustain profitability; our ability to attract new customers or increase the allocation of our existing customers' marketing spend to us; our ability to develop new products and services or enhance our existing products and services; the effects of increased competition in our market and our ability to compete effectively; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning privacy and data protection; the seasonality of our business; changes in our customers' advertising budget allocations, agency affiliations or marketing strategies; our dependence on the continued growth of the digital advertising market; our ability to maintain a supply of media inventory or impressions; our ability to retain key employees and attract additional key employees; our ability to maintain effective internal controls; our recognition of revenue from customer subscriptions over the term of the customer agreements and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Additional information will also be provided in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements are only as of the date of this press release. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP Financial Measures and Operating Performance Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we use the following Non-GAAP financial measures: Revenue ex-TAC, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per basic and diluted share. We also use number of enterprise customers, which is an operating performance metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period performance. Our management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding our results by (1) excluding certain expenses and charges that may not be indicative of our recurring core business activities; and (2) providing information for comparable periods that help both management and investors assess our operating performance. We believe these Non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because they help our institutional investors and the analyst community analyze our business.
For more information on these Non-GAAP financial measures, see the following descriptions and the tables below captioned "Supplemental Information Including Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measure."
Revenue ex-TAC
Revenue ex-TAC is a Non-GAAP financial measure defined by us as revenue less traffic acquisition costs. Traffic acquisition costs consist of purchases of advertising impressions from real-time bidding exchanges. We believe that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal management purposes, indicates the effectiveness of delivering results to advertisers and facilitates a more complete period-to-period understanding of factors and trends affecting our underlying revenue performance. A limitation of Revenue ex-TAC is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Revenue ex-TAC alongside other GAAP financial measures, such as revenue, gross profit and total operating expenses.
Adjusted EBITDA
To provide investors with additional information regarding our financial results, we provide Adjusted EBITDA, a Non-GAAP financial measure. We define Adjusted EBITDA as net loss before income taxes, interest expense, amortization of debt discount, amortization of deferred financing costs and depreciation and amortization, adjusted to eliminate stock-based compensation expense and change in fair value of common stock warrant liabilities.
We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;
• Adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us; and
• Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, we consider, and you should consider, Adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Number of Enterprise Customers
Our number of enterprise customers is a key operating metric. We believe our ability to increase the revenue we generate from existing customers and attract new customers is an important component of our growth strategy. We also believe that those customers from which we have generated more than $10,000 of revenue during any trailing twelve-month period best identifies customers that are actively using our solution and contribute more meaningfully to revenue. We refer to these customers as our enterprise customers. Our ability to generate additional revenue from our enterprise customers is an important indicator of our ability to grow revenue over time.
In those cases where we work with multiple brands or divisions within the same company or where the company runs marketing campaigns in multiple geographies, even though multiple insertion orders may be involved, we count that company as a single customer. When an insertion order is with an advertising agency, we consider the company on behalf of which the marketing campaign is conducted as our enterprise customer. If a company has its marketing spend with us managed by multiple advertising agencies, that company is counted as a single enterprise customer.
While the number of our enterprise customers has increased over time, this number can also fluctuate from quarter to quarter due to the seasonal trends in the advertising spend of our enterprise and other customers, which can impact the timing and amount of revenue we generate from them. Therefore, there is not necessarily a direct correlation between a change in the number of enterprise customers for a particular period and an increase or decrease in our revenue during that period.
Non-GAAP Net Loss
We define Non-GAAP net loss as net loss less non-cash stock-based compensation expense. We believe the exclusion of this non-cash charge can provide a useful measure for period-to-period comparisons of our business. A limitation of Non-GAAP net loss is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Non-GAAP net loss together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Non-GAAP Net Loss per Basic and Diluted Share
We define Non-GAAP net loss per basic and diluted share as net loss less non-cash stock-based compensation expense per basic and diluted share as adjusted for the conversion of preferred stock in periods presented to assume the conversion of all outstanding shares of convertible preferred stock into common stock, as of the beginning of the period. We consider, and you should consider, Non-GAAP net loss per basic and diluted share together with other GAAP-based financial performance measures, including net loss per basic and diluted share, weighted-average shares used to compute net loss per basic and diluted share, net loss and our other GAAP results.
MaxPoint is not able to provide a reconciliation to GAAP revenue or GAAP net loss for its fourth quarter and full year 2015 Revenue ex-TAC and Adjusted EBITDA guidance at this time because of the difficulty of estimating certain items that are excluded from Revenue ex-TAC and Adjusted EBITDA guidance, such as traffic acquisition costs and the items excluded from net loss to calculate Adjusted EBITDA, the effect of which may be significant.
About MaxPoint
MaxPoint provides a leading business intelligence and digital marketing solution that enables national brands to drive local, in-store sales. The company’s proprietary Digital Zip® technology and the MaxPoint Intelligence Platform predict the most likely local buyers of a specific product at a particular retail location and then execute cross-channel digital marketing programs to reach these buyers. MaxPoint has worked with each of the top 20 leading national advertisers and each of the top 10 advertising agencies in the United States as ranked by Advertising Age.
For more information, visit www.maxpoint.com, follow MaxPoint on Twitter @maxpoint_int, and subscribe to the OnPoint Blog.
Contacts
Public Relations Contact:
Patrick Foarde
patrick.foarde@ketchum.com
404-879-9254

Investor Relations Contact:
Michael Purcell
ir@maxpoint.com
800-916-9960

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	As of December 31,	As of September 30,
	2014	2015
Assets
Current assets:
Cash and cash equivalents	$12,949	$48,864
Accounts receivable, net	41,303	34,262
Prepaid expenses and other current assets	879	1,871
Restricted cash, short-term	—	4,337
Total current assets	55,131	89,334
Property, equipment and software, net	10,653	19,159
Deferred offering costs	2,845	—
Restricted cash, long-term	4,900	—
Other long-term assets	168	121
Total assets	$73,697	$108,614
Liabilities, Convertible preferred stock and Stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$18,141	$14,393
Accrued expenses and other current liabilities	7,796	11,146
Short-term debt	—	27,625
Total current liabilities	25,937	53,164
Long-term debt, net	44,127	—
Other long-term liabilities	2,316	811
Total liabilities	72,380	53,975
Commitments and contingencies
Convertible preferred stock:
Convertible Series A preferred stock, $0.00005 par value; 2,486,507 shares authorized, 2,383,745 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015; liquidation preference of $1,387 as of December 31, 2014	1,387	—
Convertible Series B preferred stock, $0.00005 par value; 3,649,368 shares authorized, 3,649,368 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015; liquidation preference of $3,089 as of December 31, 2014	3,089	—
Convertible Series C preferred stock, $0.00005 par value; 5,406,501 shares authorized, 5,406,501 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015; liquidation preference of $8,000 as of December 31, 2014	8,000	—
Convertible Series D preferred stock, $0.00005 par value; 3,409,250 shares authorized, 3,409,210 shares issued and outstanding as of December 31, 2014; no shares authorized, issued and outstanding as of September 30, 2015; liquidation preference of $13,000 as of December 31, 2014	13,000	—
Total convertible preferred stock	25,476	—
Stockholders’ (deficit) equity:
Common stock, $0.00005 par value; 22,000,000 shares authorized, 4,217,419 shares issued and outstanding as of December 31, 2014; 500,000,000 shares authorized, 25,958,074 shares issued and outstanding as of September 30, 2015	—	1
Additional paid-in capital	4,732	101,368
Accumulated other comprehensive loss	(44)	(58)
Accumulated deficit	(28,847)	(46,672)
Total stockholders’ (deficit) equity	(24,159)	54,639
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$73,697	$108,614

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue, net	$27,140	$35,969	$67,864	$99,135
Traffic acquisition costs	10,881	12,935	27,552	38,053
Other cost of revenue	2,294	4,280	5,360	10,863
Gross profit	13,965	18,754	34,952	50,219
Operating expenses:
Sales and marketing	10,634	12,883	26,905	38,521
Research and development	3,729	6,127	10,102	16,206
General and administrative	3,120	4,347	8,440	11,442
Total operating expenses	17,483	23,357	45,447	66,169
Loss from operations	(3,518)	(4,603)	(10,495)	(15,950)
Other expense (income):
Interest expense	426	190	825	1,060
Amortization of debt discount	79	—	92	1,108
Amortization of deferred financing costs	14	8	17	189
Derivative fair value adjustment related to common stock warrants	30	—	71	(482)
Other income	—	—	(2)	—
Total other expense	549	198	1,003	1,875
Loss before income taxes	(4,067)	(4,801)	(11,498)	(17,825)
Provision for income taxes	—	—	—	—
Net loss	$(4,067)	$(4,801)	$(11,498)	$(17,825)

Net loss per basic and diluted share of common stock	$(1.04)	$(0.19)	$(2.97)	$(0.88)

Weighted-average shares used to compute net loss per basic and diluted share of common stock	3,929,420	25,943,082	3,868,010	20,356,482

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2014	2015
Cash flows from operating activities:
Net loss	$(11,498)	$(17,825)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,180	4,270
Stock-based compensation expense	1,454	2,756
Change in fair value of warrants	71	(482)
Bad debt expense	—	177
Amortization of debt discount	92	1,108
Amortization of deferred financing costs	17	189
Changes in operating assets and liabilities:
Accounts receivable	(5,214)	6,855
Prepaid expenses and other current assets	(418)	(1,038)
Security deposits	(7)	(41)
Accounts payable	2,775	(5,611)
Accrued expenses and other current liabilities	2,120	4,653
Other long-term liabilities	247	570
Net cash used in operating activities	(8,181)	(4,419)
Cash flows from investing activities:
Purchases of property, equipment and software	(2,211)	(6,069)
Capitalized internal-use software costs	(2,857)	(4,721)
Changes to restricted cash	3,500	563
Net cash used in investing activities	(1,568)	(10,227)
Cash flows from financing activities:
Proceeds from the issuance of common stock in initial public offering, net of underwriting discounts and commissions	—	69,518
Payments of costs related to initial public offering	(683)	(2,304)
Proceeds from debt	45,129	10,225
Repayment of debt	(31,177)	(27,500)
Proceeds from stock option exercises	260	684
Payments of issuance costs related to debt	(146)	(57)
Proceeds from unvested stock option exercises	57	—
Net cash provided by financing activities	13,440	50,566
Effect of exchange rate changes on cash and cash equivalents	(16)	(5)
Net increase in cash and cash equivalents	3,675	35,915
Cash and cash equivalents at beginning of period	8,805	12,949
Cash and cash equivalents at end of period	$12,480	$48,864

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (continued)
(Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2014	2015
Supplemental disclosures of other cash flow information:
Cash paid for interest	$756	$1,245
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable and accruals	$506	$2,527
Vesting of restricted stock subject to repurchase	$2	$57
Issuance of lender warrants allocated to debt discount	$943	$335
Conversion of convertible preferred stock to common stock	$—	$25,476
Warrant derivative liability reclassified to additional paid-in capital	$—	$1,132
Liability-based option awards reclassified to additional paid-in capital	$—	$288
Deferred offering costs included in accounts payable and accruals	$1,980	$—
Deferred offering costs reclassified to additional paid-in capital	$—	$3,782

MaxPoint Interactive, Inc. and Subsidiary
Supplemental Information Including Reconciliations of Non-GAAP Measures
to the Nearest Comparable GAAP Measure

Unaudited Key Financial and Operating Performance Metrics
(in thousands, except number of enterprise customers)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands, except number of enterprise customers)
Revenue	$27,140	$35,969	$67,864	$99,135
Revenue ex-TAC	$16,259	$23,034	$40,312	$61,082
Adjusted EBITDA	$(1,989)	$(1,925)	$(6,859)	$(8,924)
Number of enterprise customers	431	670	431	670

Unaudited Reconciliation from GAAP Revenue to Non-GAAP Revenue ex-TAC
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Revenue	$27,140	$35,969	$67,864	$99,135
Less: traffic acquisition costs	(10,881)	(12,935)	(27,552)	(38,053)
Revenue ex-TAC	$16,259	$23,034	$40,312	$61,082

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Net loss	$(4,067)	$(4,801)	$(11,498)	$(17,825)
Adjustments:
Interest expense	426	190	825	1,060
Amortization of debt discount	79	—	92	1,108
Amortization of deferred financing costs	14	8	17	189
Provision for income taxes	—	—	—	—
Depreciation and amortization	760	1,628	2,180	4,270
Stock-based compensation	769	1,050	1,454	2,756
Change in fair value of warrants	30	—	71	(482)
Adjusted EBITDA	$(1,989)	$(1,925)	$(6,859)	$(8,924)

Unaudited Depreciation and Amortization included in GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Other cost of revenue	$439	$1,144	$1,140	$2,942
Sales and marketing	88	111	308	300
Research and development	215	348	673	966
General and administrative	18	25	59	62
Total depreciation and amortization	$760	$1,628	$2,180	$4,270

Unaudited Stock-Based Compensation included in GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Other cost of revenue	$4	$30	$11	$68
Sales and marketing	161	235	331	656
Research and development	216	383	461	930
General and administrative	388	402	651	1,102
Total stock-based compensation	$769	$1,050	$1,454	$2,756

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Net Loss
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands)
Net loss	$(4,067)	$(4,801)	$(11,498)	$(17,825)
Stock-based compensation	769	1,050	1,454	2,756
Non-GAAP net loss	$(3,298)	$(3,751)	$(10,044)	$(15,069)

Unaudited Reconciliation from GAAP Net Loss per Basic and Diluted Share to
Non-GAAP Net Loss per Basic and Diluted Share
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
	(in thousands, except share and per share data)
Net loss	$(4,067)	$(4,801)	$(11,498)	$(17,825)
Weighted-average shares used to compute net loss per basic and diluted share of common stock	3,929,420	25,943,082	3,868,010	20,356,482
Net loss per basic and diluted share of common stock	$(1.04)	$(0.19)	$(2.97)	$(0.88)

Non-GAAP net loss	$(3,298)	$(3,751)	$(10,044)	$(15,069)

Weighted-average share impact based on actual conversion of convertible preferred stock	—	—	—	(11,041,433)
Non-GAAP adjustment for convertible preferred stock	14,848,824	—	14,848,824	14,848,824
Non-GAAP shares used to compute Non-GAAP net loss per basic and diluted share of common stock	18,778,244	25,943,082	18,716,834	24,163,873
Non-GAAP net loss per basic and diluted share of common stock	$(0.18)	$(0.14)	$(0.54)	$(0.62)